EXHIBIT 8.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

June 25, 2010
Williams Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172
Ladies and Gentlemen:
     We have acted as counsel to you in connection with (i) the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 24, 2010 (the “Merger Agreement”), by and among Williams Partners L.P. (“Williams Partners”), Williams Partners GP LLC, Williams Partners Operating LLC, WPZ Operating Company Merger Sub LLC, Williams Pipeline Partners L.P. (“WMZ”), and Williams Pipeline GP LLC, and (ii) the registration statement on Form S-4, as amended (File no. 333-167417) (the “Registration Statement”), filed by Williams Partners relating to the Merger. In connection therewith, you have requested our opinion as to certain federal income tax matters relating to Williams Partners and its unitholders.
     In preparing our opinion, we have examined the Merger Agreement and the Registration Statement, including the joint proxy statement/prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on (i) the accuracy of the representations, statements and facts concerning the Merger set forth in the Merger Agreement (including, without limitation, the exhibits thereto) and the Registration Statement and have assumed that such representations, statements and facts will be accurate and complete as of the closing date of the Merger (as if made as of such time), (ii) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, (iii) the accuracy of the representations made by Williams Partners and WMZ with respect to certain factual matters (including factual representations set forth in letters dated the date hereof delivered to us by Williams Partners and WMZ) and have assumed that such representations will be accurate and complete as of the closing date of the Merger (as if made as of such time), and (iv) financial information provided to us by Williams Partners and WMZ.
     Based on the foregoing, unless otherwise noted in such discussions, the description of the law and the legal conclusions set forth in the discussions under the headings “U.S. Federal Income Tax Consequences of the Merger to Williams Partners and its Unitholders” and “Tax Consequences of Owning Williams Partners Common Units” contained in the section “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitutes our opinion as
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Williams Partners L.P.
June 25, 2010

to the material U.S. federal income tax consequences of the Merger to Williams Partners and its unitholders and of owning Williams Partners common units.
     Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history with respect thereto, rules and regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. There can be no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code, the regulations thereunder, or the interpretation thereof by the courts or the Internal Revenue Service.
     This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Registration Statement. In giving this consent, we do not admit that we are “experts” under the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Registration Statement.
Very truly yours,
/s/ Andrews Kurth LLP